Exhibit 10.9

FIRST AMENDMENT TO THE
INTERFACE, INC. NONQUALIFIED SAVINGS PLAN II

THIS AMENDMENT to the Interface, Inc. Nonqualified Savings Plan II (the “Plan”) is made on this 28th day of December, 2005, by the Administrative Committee.

WITNESSETH:

WHEREAS, Interface, Inc. maintains the Plan for the benefit of certain of its key management and highly compensated employees; and

WHEREAS, Section 9.1 of the Plan provides that the Administrative Committee has the right to amend the Plan at any time; and

WHEREAS, the American Jobs Creation Act of 2004 added Section 409A to the Internal Revenue Code of 1986, and Section 409A imposes various new requirements on nonqualified deferred compensation plans, such as the Plan, generally beginning on January 1, 2005; and

WHEREAS, the Internal Revenue Service has established certain transition rules to permit nonqualified deferred compensation plans to come into compliance with Section 409A (the “409A Transition Rules”); and

WHEREAS, the Administrative Committee desires to amend the Plan to take advantage of certain of the 409A Transition Rules;

NOW, THEREFORE, the Plan is hereby amended by adding thereto the following new Exhibit A:

EXHIBIT A
409A TRANSITION RULES

In accordance with Q/A-20 of IRS Notice 2005-1, the following Plan participants were permitted to cancel or reduce their deferral elections for the 2005 calendar year on the dates indicated below, and any amounts subject to such cancellation or reduction were includible in the income of the cancelling participant in the 2005 calendar year:

1. Patrick Lynch on May 3, 2005
2. Mike Bertolucci on May 19, 2005

IN WITNESS WHEREOF, Interface, Inc. has caused its duly authorized officer to execute this Amendment on the date first written above.

INTERFACE, INC. By: /s/ Raymond S. Willoch Title: Senior Vice President